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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE


                 BOSTON PRIVATE FINANCIAL HOLDINGS COMPLETES ITS
                   ACQUISITION OF BOREL BANK & TRUST COMPANY


BOSTON, MASS., DECEMBER 3, 2001 - In an important step toward its goal of providing premier wealth management services for affluent individuals and their families across the U.S., Boston Private Financial Holdings, Inc. (Nasdaq:BPFH) announced earlier today the consummation of its acquisition of Borel Bank & Trust Company (formerly Nasdaq:BLCA) on November 30, 2001. The conversion ratio, which determines the number of shares of Boston Private common stock Borel shareholders will receive, is 1.8996.

"In the year 2000, Boston Private launched its wealth management business in Northern California through its acquisition of Sand Hill Advisors in Menlo Park, and the acquisition of Borel Bank in San Mateo adds private banking services to our mix of offerings and positions us for further expansion in that region," said Timothy L. Vaill, chairman and chief executive officer of Boston Private. "Borel Bank has a significant history of exceptional performance led by a proven management team. We are looking forward to working together with them," he added.

Ronald G. Fick, Borel Bank's president and chief executive officer said, "We believe that the combined strength of Borel Bank and Boston Private will better serve our communities and our clientele. We are committed to providing our customers with a wide range of services and the finest private banking available. This merger lends itself to those goals."

The expansion of Boston Private to Northern California follows the same pattern as the Company's initial growth in the New England region, where the focus is on financial planning, private banking and investment management. Boston Private posted year-over-year earnings growth of 25% as of the third quarter of 2001, and was recently added to the Standard & Poor's 600 Index. Boston Private's operating companies in New England include Boston Private Bank & Trust Company, Westfield Capital Management, RINET Company, and Boston Private Value Investors. Boston Private also recently acquired Kanon Bloch Carre of Boston, a mutual fund rating and advisory firm in Massachusetts.


BOSTON PRIVATE FINANCIAL HOLDINGS, INC. offers a full range of services to the wealth management market, including financial planning, investment management, private banking, commercial and residential lending services to its domestic and international clientele through its six operating subsidiaries: Boston Private Bank & Trust Company, Westfield Capital Management Company, Inc., RINET Company, Inc., Sand Hill Advisors, Inc., Boston Private Value Investors, Inc., and Borel Bank & Trust Company.

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BOSTON PRIVATE BANK & TRUST COMPANY specializes in providing private banking and investment services to individuals, their families and businesses. It has an investment management emphasis on mid to large cap equity and actively managed fixed income portfolios. It also offers commercial residential and lending services.

WESTFIELD CAPITAL MANAGEMENT COMPANY, whose clients consist of high net worth individuals, corporate pension funds, endowments and foundations, specializes in separately managed growth equity portfolios. Westfield also acts as the investment manager of seven limited partnerships. Its investment services include a particular focus on identifying and managing small and mid cap equity positions as well as balanced growth accounts.

RINET COMPANY provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families. Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning, planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing. It also provides an independent mutual fund rating service through its newly acquired division, Kanon Bloch Carre.

SAND HILL ADVISORS manages equity and fixed income accounts for high net worth clients and selected institutions primarily in California. In addition to separately managed relationships, Sand Hill manages a no-load mutual fund and uses its expertise to plan and execute diversification programs for concentrated stock positions.

BOSTON PRIVATE VALUE INVESTORS manages equity and fixed income accounts for high net worth clients and selected institutions primarily in New England and the North East. The firm is a large cap value-style investor with its headquarters in Concord, NH and an office in Boston, MA.

BOREL BANK & TRUST COMPANY, which is located in San Mateo, Calif., offers a full range of private banking services to individuals and selected businesses, and has received the highest financial rating, Blue Ribbon Bank, by Veribanc, Inc., in 2000. Borel Bank & Trust Company is among the largest single unit community banks in the state.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING, WITHOUT LIMITATION, (i) STATEMENTS ABOUT THE BENEFITS OF THE ACQUISITION BY BOSTON PRIVATE OF BOREL;
(ii) STATEMENTS REGARDING THE GOALS OF BOSTON PRIVATE AND BOREL AND (iii) OTHER STATEMENTS IDENTIFIED BY WORDS SUCH AS "POSITIONS" AND "CONTINUED" AND SIMILAR EXPRESSIONS. THESE STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF BOSTON PRIVATE'S AND BOREL'S MANAGEMENT AND ARE SUBJECT TO SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS THAT CAN BE FOUND IN BOSTON PRIVATE'S OTHER PRESS RELEASES AND ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND IN BOREL'S OTHER PRESS RELEASES AND ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K FILED WITH THE FEDERAL DEPOSIT INSURANCE CORPORATION. BOSTON PRIVATE AND BOREL DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT CIRCUMSTANCES OR EVENTS THAT OCCUR AFTER THE DATE THE FORWARD-LOOKING STATEMENTS ARE MADE.